[GRAPHIC OMITTED - Company Logo]
                       Alliance Semiconductor Corporation

              2575 Augustine Drive, Santa Clara, California 95054





July 27, 2001



Dear Stockholder:

You are cordially invited to attend the Alliance Semiconductor Corporation 2001 Annual Meeting of Stockholders, which will be held at the Company's headquarters at 2575 Augustine Drive, Santa Clara, California 95054 on Friday, September 7, 2001 at 10:00 a.m., local time.

At the Annual Meeting, you will be asked to elect five directors, approve the 2002 Stock Option Plan, which would be the successor to the Company's 1992 Stock Plan, which expires in April 2002, approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year, and to transact any other business that may properly come before the meeting.

We hope you will be able to attend the Annual Meeting on September 7th for a report on the status of the Company's business and performance during the fiscal year ended March 31, 2001. There will be an opportunity for stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.





                                          Very truly yours,

                                          /s/ N. Damodar Reddy
                                          -------------------------------------
                                          N. Damodar Reddy
                                          President and Chief Executive Officer

                        [GRAPHIC OMITTED - Company Logo]
                       Alliance Semiconductor Corporation

              2575 Augustine Drive, Santa Clara, California 95054


--------------------------------------------------------------------------------
                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------


To Our Stockholders:

Notice is hereby given that the 2001 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the "Company") will be held at the Company's headquarters at 2575 Augustine Drive, Santa Clara, California 95054 on Friday, September 7, 2001 at 10:00 a.m., local time for the following purposes:

1. To elect five directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier resignation, death or removal. The Company's Board of Directors has nominated the following individuals to serve: Juan A. Benitez, Sanford L. Kane, Jon B. Minnis, C.N. Reddy and N. Damodar Reddy.

2. To approve the 2002 Stock Option Plan, which would be the successor to the Company's 1992 Stock Plan, which expires in April 2002.

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the current fiscal year.

4. To transact any other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on July 20, 2001 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                    By Order of the Board of Directors,


                                    /s/ Bradley A. Perkins
                                    -------------------------------------------
                                    Bradley A. Perkins
                                    Vice President, General Counsel and
                                    Secretary

San Jose, California
July 27, 2001



-------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED - Company Logo]
                       Alliance Semiconductor Corporation

               2575 Augustine Drive, Santa Clara, California 95054

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                 Information Concerning Solicitation And Voting

General

The accompanying proxy (the "Proxy") is solicited on behalf of the Board of Directors (the "Board" or the "Board of Directors") of Alliance Semiconductor Corporation, a Delaware corporation ("Alliance" or the "Company"), for use at the 2001 Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 2575 Augustine Drive, Santa Clara, California 95054 on Friday, September 7, 2001 at 10:00 a.m., local time (the "Annual Meeting"). Only holders of record of the Company's Common Stock at the close of business on July 20, 2001 (the "Record Date") will be entitled to vote. At the close of business on that date, the Company had 41,547,266 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. A majority of these shares will constitute a quorum for the transaction of business at the Annual Meeting. This Proxy Statement will be first mailed to stockholders on or about July 27, 2001.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering to the Company (Attention: General Counsel) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election as directors of all of the nominees described below ("Proposal No. 1"); FOR approval of the Company's 2002 Stock Option Plan ("Proposal No. 2"); FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending April 2, 2002 ("Proposal No. 3"); and as voted by the Proxy holders in connection with any other business as may properly come before the meeting or any adjournment thereof.

Voting and Solicitation

Holders of shares of Common Stock are entitled to one vote for each share held as of the Record Date. Shares of Common Stock may not be voted cumulatively. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector also will determine whether or not a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as present for purposes of the item on which the abstention is noted. An abstention has the same effect as a vote "Against" the matter. In the event that a broker indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter ("broker non-vote"), those shares will not be considered present and shall not be entitled to vote with respect to that matter.

Each nominee to serve on the Board of Directors to be elected must receive a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (provided a quorum is present). Votes withheld, as well as broker non-votes, will not contribute to the number of votes required to elect a director.

Proposal No. 2 and Proposal No. 3 each require for approval the affirmative vote of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting and entitled to vote (provided a quorum is present). Votes "Against" and "Abstain" will count toward the number of shares voted at the Annual Meeting, but will not contribute toward the required number of votes necessary to approve Proposal No. 2 and Proposal No. 3. Broker non-votes will not be counted toward the number of shares voted at the Annual Meeting in determining the number of affirmative votes necessary to approve Proposal No. 2 and Proposal No. 3.

Unless otherwise instructed by the stockholder or described herein, each Proxy validly returned in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors "For" each of the nominees of the Board of Directors, and "For" Proposal No. 2 and Proposal No. 3 described in this Proxy Statement, and at the Proxy holders' discretion, on such other matters, if any, that may come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

The expenses of soliciting Proxies in the enclosed form will be paid by the Company. Following the original mailing of the Proxy and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the Proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of Proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by certain of the Company's directors, officers or regular employees, without additional compensation, in person or by telephone or facsimile.

                                 Proposal No. 1
                              Election of Directors

At the Annual Meeting, the stockholders shall elect five directors of the Company to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation, death or removal. The Board of Directors has nominated for election as directors each of the following persons: Juan A. Benitez, Sanford L. Kane, Jon B. Minnis, C.N. Reddy and N. Damodar Reddy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the Company's nominees named below. Each of the nominees is currently a director of the Company. Assuming a quorum is present, the five nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting will become directors at the conclusion of the tabulation of votes. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or the Board will be reduced in accordance with the Bylaws of the Company. It is not expected that any nominee will be unable, or will decline, to serve as a director.

Directors/Nominees

The names of the current members of the Board, who are also the Company's nominees for the Board, their ages as of July 27, 2001, and certain other information about them, are set forth below:

Name of Nominee and         Principle Occupation                 Director
Director              Age                                        Since
--------------------- ----  -----------------------------------  ---------
N. Damodar Reddy (1)  62    Chairman of the Board, Chief           1985
                            Executive Officer, President and
                            Acting Chief Financial Officer of
                            the Company
C.N. Reddy            45    Executive Vice President,              1985
                            Investments and Director
Jon B. Minnis         65    President of Milpitas Materials        1992
(1)(2)(3)                   Company
Sanford L. Kane       59    President of Kane Concepts             1993
(1)(2)(3)                   Incorporated
Juan A. Benitez (2)   62    President and CEO of Enterprise        2001
                            Development International

(1)   Member of the Compensation Committee.
(2)   Member of the Audit Committee.
(3)   Member of the Stock Benefit Committee.

N. Damodar Reddy and C.N. Reddy are brothers. There are no other family relationships among any of the directors or executive officers of the Company.

N. Damodar Reddy is the co-founder of the Company and has served as the Company's Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. Mr. Reddy also served as the Company's Chief Financial Officer from June 1998 until January 1999, and is currently acting Chief Financial Officer since the departure of the Company's prior Chief Financial Officer in May 2001. From September 1983 to February 1985, Mr. Reddy served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. Mr. Reddy is a member of the board of directors of two other publicly traded companies, Sage, Inc. and eMagin Corporation. He holds an M.S. degree in Electrical Engineering from North Dakota State University and an M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.

C.N. Reddy is the co-founder of the Company and has served as a director of the Company since its inception in February 1985. Mr. Reddy served as Secretary to the Company from February 1985 to October 2000. Beginning in February 1985, Mr. Reddy served as the Company's Vice President - Engineering. In May 1993, he was appointed Senior Vice-President - Engineering and Operations of the Company. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. In October 2000, Mr. Reddy resigned his positions as Chief Operating Officer and Secretary, and was appointed Executive Vice President for Investments. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds an M.S. degree in Electrical Engineering from Utah State University. Mr. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy.

Jon B. Minnis has served as a director of the Company since April 1992. For more than 30 years, he has been President of Milpitas Materials Company, a construction materials company. Mr. Minnis has also been involved in venture capital investment activities for high technology companies.

Sanford L. Kane has served as a director of the Company's Board of Directors since June 1993. He currently serves as President of Kane Concepts Incorporated, a consulting company, and President of Legacy Systems, Inc. a startup company in which Alliance is the largest shareholder. From January 1993 to April 1995, he served as Chairman and Chief Executive Officer of Tower Semiconductor Ltd., a publicly held wafer fabrication company. From October 1990 to January 1992, he was President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, he was President and Chief Executive Officer of U.S. Memories, Inc., a joint venture that was intended to be a United States manufacturer of semiconductor memory devices. Prior to July 1989, Mr. Kane spent 27 years with IBM in various managerial and technical positions, most recently as Vice President of Industry Operations - General Technology Division. While at IBM, Mr. Kane served as a director of SEMATECH and the Semiconductor Industry Association.

Juan A. Benitez was elected in June 2001 to serve on the Company's Board of Directors until the upcoming Stockholder's Meeting in September 2001, where he would be nominated for election by the stockholders. He currently serves as President and Chief Executive Officer of Enterprise Development International, a non-profit economic development organization supporting microenterprise development programs with business training, technical support and capital procurement. From April 1995 to January 1997, Mr. Benitez was the Director of the Washington office of Opportunity International, a non-profit global confederation of microenterprise development organizations. From January 1993 to April 1995, he was a consultant for various entities on operations, recruiting, fundraising, asset management, marketing and policy making. Mr. Benitez was President, Chief Executive Officer and a director of Paradigm Technology, Inc., a semiconductor company, from August 1992 to January 1993. He was president and a director of Lifestream Diagnostics Inc., a medical instruments startup company, from September 1990 to February 1991. In 1989, Mr. Benitez was appointed by the Bush administration to the post of the United States Department of Commerce - Deputy Assistant Commerce Secretary, and then served as Deputy Commerce Undersecretary until September 1990. From October 1980 to December 1988, Mr. Benitez served in various roles with Micron Technology, Inc., starting as the eighth employee of the founding group and managing different phases of the start-up and growth of the company, including Facilities Manager, Vice President of Operations, President and Chief Operating Officer, and as a director. Mr. Benitez currently is a member of the board of directors of Nextest Systems Corporation.

Meetings and Committees of the Board of Directors

Board of Directors

During the fiscal year ended March 31, 2001 ("fiscal 2001"), the Board of Directors met four times and acted by unanimous written consent six times. Each incumbent director attended all of the meetings of the Board of Directors and of the committees of the Board on which he served, except for C.N. Reddy, who did not attend one Board meeting.

The Board of Directors has delegated certain authority to designated committees. Standing committees of the Board currently include an Audit Committee, a Compensation Committee and a Stock Benefit Committee, the current membership and duties of which are set forth below. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to the Company's Secretary at the Company's address set forth above.

              Audit Committee     Compensation         Stock Benefit
                                    Committee            Committee
             -----------------  -----------------    -----------------
              Sanford L. Kane    Sanford L. Kane      Sanford L. Kane
               Jon B. Minnis      Jon B. Minnis        Jon B. Minnis
              Juan A. Benitez    N. Damodar Reddy

Audit  Committee

The Audit Committee consists of three directors and exercises the following powers: (1) meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; (2) reviews the general scope of the Company's annual audit and fees charged by the independent accountants; (3) reviews and monitors the performance of non-audit services provided by the independent accountants; and (4) reviews interested transactions between the Company and any of its affiliates and any other matter to be passed upon by an audit committee as a matter of law or pursuant to the rules and regulations of any stock exchange or other securities market upon which the Company's securities may be listed. The Audit Committee held two meetings in fiscal 2001.

Compensation Committee

The Compensation Committee consists of three directors and sets all non-stock compensation for the Company's officers, employees and service providers, other than directors. The Compensation Committee met once in fiscal 2001.

Stock Benefit Committee

The Stock Benefit Committee consists of two directors and the administers of the Company's 1992 Stock Option Plan, 1993 Directors Stock Option Plan, 1996 Employee Stock Purchase Plan and other stock benefit plans for officers, employees and other service providers; however, the Stock Benefit Committee does not administer discretionary stock benefit plans for directors. In fiscal 2001, the Stock Benefit Committee met four times and acted by unanimous written consent 157 times.

Directors' Compensation

Directors resident in California do not receive compensation for serving as members of the Company's Board of Directors. Each director resident outside of California receives a $5,000 fee for each meeting of the Company's Board of Directors physically attended by such director (provided, however, that no such director shall be paid more than $20,000 during any fiscal year). All directors are reimbursed for expenses incurred attending meetings of the Board. In fiscal 1994, Messrs. Minnis and Kane, the Company's two non-employee directors, were each granted options to purchase 90,000 shares of Common Stock, at an exercise price of $1.33 per share, all of which have been exercised. In fiscal 1998, Messrs. Minnis and Kane were each granted options to purchase 50,000 shares of Common Stock, at an exercise price of $5.50 per share. Each of these options vest in increments of 20% per year on each of the first five anniversaries subsequent to June 9, 1997, in the case of Mr. Kane, and May 10, 1997, in the case of Mr. Minnis. Upon being elected a director on June 30, 2001, Mr. Benitez was granted an option to purchase 50,000 shares of Common Stock, at an exercise price per share of $11.89. This option vests in increments of 20% per year on each of the first five anniversaries subsequent to June 30, 2001.

                The Board of Directors recommends a vote FOR the
                  election of each of the nominated directors.

                                 Proposal No. 2
                     Approval of the 2002 Stock Option Plan

In 1992, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1992 Stock Plan (the "1992 Plan"). As a result of a series of amendments, at July 27, 2001 there were 13,000,000 shares of the Company's Common Stock authorized for issuance under the 1992 Plan, including all options which had been granted under the 1992 Plan prior to such date.

At July 9, 2001, options (net of canceled or expired options) covering an aggregate of 8,575,113 shares of the Company's Common Stock had been granted under the 1992 Plan, and 4,424,887 shares (other than any shares that might in the future be returned to the 1992 Plan as a result of cancellation or expiration of options) remained available for future grant under the 1992 Plan.

The 1992 Plan will expire in April 2002. In July 2001, the Company's Board of Directors adopted the 2002 Stock Option Plan (the "2002 Plan"), subject to stockholder approval. If approved, the plan will become effective on April 7, 2002, the expiration date of the 1992 Plan, The 2002 Plan covers up to 13,000,000 shares of Common Stock (the amount currently available under the 1992
Plan) and is substantively identical the 1992 Plan. All non-expired and non-cancelled options under the 1992 Plan will be transferred to the 2002 Plan upon the effective date of the 2002 Plan.

Stockholders are requested in this Proposal 2 to approve the 2002 Plan. If the stockholders fail to approve this Proposal 2, the Company may not be able to provide future option grants to employees, directors or consultants. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, at which a quorum is present, will be required to approve the 2002 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are not counted in determining whether this proposal has been approved.

                  The Board of Directors recommends a vote FOR
                     approval of the 2002 Stock Option Plan.


The essential features of the 2002 Plan are outlined below:

General

The 2002 Plan provides for the grant of both incentive and nonstatutory (or supplemental) stock options. Incentive stock options granted under the 2002 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the  Internal  Revenue  Code of 1986,  as amended  (the  "Code").
Nonstatutory stock options granted under the 2002 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of incentive and nonstatutory stock options. The 2002 Plan will become effective on April 7, 2002, the expiration date of the 1992 Plan. All non-expired and non-cancelled options under the 1992 Plan will be transferred to the 2002 Plan upon the effective date of the 2002 Plan.

Purpose

The 2002 Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 180 regular, full-time employees and consultants would be eligible to participate in the 2002 Plan.

Administration

The 2002 Plan is administered by the Board of Directors. The Board has the power to construe and interpret the 2002 Plan and, subject to the provisions of the 2002 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 2002 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 2002 Plan to the Stock Benefits Committee of the Board. As used herein with respect to the 2002 Plan, the "Board" refers to the Stock Benefits Committee as well as to the Board of Directors itself.

Eligibility

Incentive stock options may be granted under the 2002 Plan only to employees (including officers) of the Company and its affiliates. Selected employees (including officers) and consultants are eligible to receive nonstatutory stock options under the 2002 Plan.

No incentive stock option may be granted under the 2002 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. With respect to incentive stock options granted under the 2002 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. The 2002 Plan includes a per-employee, per-fiscal year limitation equal to 700,000 shares of Common Stock.

Stock Subject to the 2002 Plan

If options granted under the 2002 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 2002 Plan.

Terms of Options

The following is a description of the permissible terms of options under the 2002 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options under the 2002 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 2002 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information" below.

The exercise  price of options  granted under the 2002 Plan must be paid either:
(a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, or (ii) pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the 2002 Plan may become exercisable ("vest") in cumulative installments as determined by the Board. Shares covered by currently outstanding options under the 2002 Plan typically vest at the rate of 20% on each annual anniversary of the grant date during the optionee's employment or service as a consultant. Shares covered by options granted in the future under the 2002 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 2002 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested should the optionee leave the employ of the Company prior to vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

Term. The maximum term of options granted under the 2002 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options granted under the 2002 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such employment or relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (c) or the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the relationship as a director or consultant. The option term may also be extended in the event that exercise of the option within these periods is prohibited under then current securities laws.

Adjustment Provisions

If there is any change in the stock subject to the 2002 Plan or subject to any option granted under the 2002 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 2002 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a fiscal year, and the class, number of shares and price per share of stock subject to such outstanding options.

Effect of Certain Corporate Events

The 2002 Plan provides that in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation may assume or replace options outstanding under the 2002 Plan. In the event that any surviving corporation declines to assume or replace options outstanding under the 2002 Plan, then the options will terminate on that date specified by the Board at least 20 days after the date when the Company gives the optionees notice of such termination.

Duration, Amendment and Termination

The Board may suspend or terminate the 2002 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2002 Plan will terminate on April 7, 2012.

The Board may also amend the 2002 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if stockholder approval is required in order for the 2002 Plan to satisfy Section 422 of the Code, Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Nasdaq or securities exchange rules, as applicable. The Board may submit any other amendment to the 2002 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Restrictions on Transfer

Under the 2002 Plan, an option may be transferred by the optionee in limited circumstances only as provided in the optionee's option agreement or pursuant to a will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to such restrictions on transfer as the Board deems appropriate.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under the 2002 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are exercised by the optionee, any gain or loss on a disposition of such stock will be treated as long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. Any additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. Nonstatutory stock options granted under the 2002 Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions. In 1993, the Code was amended to add
Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee, as such term is defined in Section 162(m) and the regulations thereunder. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year, as happened in fiscal 2001.

Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and the option is approved by stockholders.

There were no stock options granted to the officers and directors of the Company during fiscal 2001.

                                 Proposal No. 3
            Ratification of Appointment of Independent Accountants

The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending April 2, 2002, and the stockholders are being asked to ratify such appointment. PricewaterhouseCoopers LLP (or its predecessor) has been engaged as the Company's independent accountants since the Company's inception in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.


                        Executive Officers of the Company

Certain information concerning executive officers of the Company, including their ages of July 27, 2001, is set forth below:

Name                  Age   Position
--------------------  ----  --------------------------------------------------
N. Damodar Reddy       62    Chairman, President, Chief Executive Officer,
                             and Acting Chief Financial Officer

C.N. Reddy             45    Executive Vice President for Investments, Director

Bradley A.Perkins      44    Vice President, General Counsel and Secretary

Ritu Shrivastava       50    Vice President, Technology Development



N. Damodar Reddy is the co-founder of the Company and has served as the Company's Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. Mr. Reddy also served as the Company's Chief Financial Officer from June 1998 until January 1999, and is currently acting Chief Financial Officer since the departure of the Company's prior Chief Financial Officer in May 2001. From September 1983 to February 1985, Mr. Reddy served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. Mr. Reddy is a member of the board of directors of two other publicly traded companies, Sage, Inc. and eMagin Corporation. He holds an M.S. degree in Electrical Engineering from North Dakota State University and an M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.

C.N. Reddy is the co-founder of the Company and has served as a director of the Company since its inception in February 1985. Mr. Reddy served as Secretary to the Company from February 1985 to October 2000. Beginning in February 1985, Mr. Reddy served as the Company's Vice President - Engineering. In May 1993, he was appointed Senior Vice-President - Engineering and Operations of the Company. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. In October 2000, Mr. Reddy resigned his positions as Chief Operating Officer and Secretary, and was appointed Executive Vice President for Investments. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds an M.S. degree in Electrical Engineering from Utah State University. Mr. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy.

Bradley A. Perkins joined the Company in January 1999, and was appointed Vice President and General Counsel. In January 2001, Mr. Perkins was appointed Secretary of the Company. Prior to joining the Company, Mr. Perkins was Vice President, General Counsel and Secretary at Mission West Properties (formerly Berg & Berg Developers), from January 1998 to January 1999. From November 1991 to January 1998, Mr. Perkins was with Valence Technology, Inc., where he was Vice President, General Counsel and Secretary. From August 1988 to November 1991, Mr. Perkins was Assistant General Counsel and Intellectual Property Counsel with VLSI Technology, Inc. Mr. Perkins holds a B.S.E. in electrical engineering from Duke University, and a J.D. from McGeorge School of Law, University of the Pacific.

Ritu Shrivastava joined the Company in November 1993, and was appointed Vice President - Technology Development in August 1995. Dr. Shrivastava was designated as an executive officer of the Company in July 1997. Prior to joining the Company, Dr. Shrivastava worked at Cypress Semiconductor Corporation for more than 10 years in various technology management positions, the last one being Director of Technology Development. Prior to that time, Dr. Shrivastava was with Mostek Corporation for 3 years, responsible for CMOS development. Dr. Shrivastava served on the Electrical Engineering faculty at Louisiana State University where he also received his Ph.D. Dr. Shrivastava completed his Masters and Bachelor's degrees in Electrical Communication Engineering from Indian Institute of Science, Bangalore, India and a Bachelor's degree in Physics from Jabalpur University, India. Dr. Shrivastava is named inventor in over nine patents related to various technologies, and is a Senior Member of IEEE.

        Security Ownership of Certain Beneficial Owners And Management

The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of July 9, 2001 (or such other date as may be indicated in the footnote for the respective person) for (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group. On July 9, 2001, there were 41,522,266 shares of the Company's Common Stock outstanding.

                                            Shares Beneficial
                                               Owned (1)(2)
                                           ---------------------
                                             Number of   Percent
Name of Beneficial Owner                      Shares       (%)
------------------------------------------ ------------ --------
N. Damodar Reddy (3)                         7,570,650      18.1
C.N. Reddy (4)                               7,215,850      17.2
State of Wisconsin Investment Board (5)      1,721,900       4.1
Jon B. Minnis (6)                              807,000       1.9
Sanford L. Kane (7)                            150,000        *
Juan A. Benitez                                      0       0.0
Ritu Shrivastava (8)                           270,082        *
Bradley A. Perkins                                   0       0.0
All executive officers and                  16,013,582      38.3
directors named in the Summary
Compensation Table as a group
(8 persons) (9)

* Less than 1%. (1) Unless otherwise noted, the Company believes that all persons or entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of July 9, 2000 upon the exercise of options, excluding, however, options granted pursuant to the Company's 1996 Employee Stock Purchase Plan ("ESPP"), as the shares subject to option under the ESPP for the next applicable Purchase Date (August 15, 2000) may depend upon the fair market value of the Company's Common Stock on such Purchase Date, which value is not known as of the date of this Proxy Statement. Each stockholder's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of July 9, 2000 have been exercised.

(3) Includes 345,000 shares held of record by N.D.R. Investments, Inc., of which N. Damodar Reddy is the sole stockholder. The address of N. Damodar Reddy is c/o Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, California 95054. Includes 80,000 shares subject to options exercisable within 60 days of July 9, 2001.

(4) Includes 677,500 shares held of record by C.N. Reddy Investments, Inc., of which C.N. Reddy is the sole stockholder. The address of C.N. Reddy is c/o Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, California 95054. Includes 60,000 shares subject to options exercisable within 60 days of July 9,2001.

(5) Represents shares held as of June 30, 2001, as reported on Amendment No. 4 to Schedule 13G filed by the State of Wisconsin Investment Board on or about February 14, 2001. The address of the State of Wisconsin Investment Board is P.O. Box 7842, 112 East Wilson Street, Madison, Wisconsin 53707.

(6) Includes 697,000 shares owned of record by Milpitas Materials Company, of which Mr. Minnis is the President and a stockholder. Includes 20,000 shares subject to options exercisable within 60 days of July 9, 2001.

(7) Includes 40,000 shares subject to options exercisable within 60 days of July 9, 2001.

(8) Includes 130,082 shares subject to options exercisable within 60 days of July 9, 2001.

(9) Includes 330,082 shares subject to options exercisable within 60 days of July 9, 2001.

                             Executive Compensation

The following table sets forth certain  information  concerning  compensation of
(i) the Company's Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Company serving at March 31, 2001, for the fiscal year ended March 31, 2001 and each of the Company's past two fiscal years. David Eichler resigned in May 2001.

                           Summary Compensation Table

                                                               Long Term
                                   Annual Compensation       Compensation
                                                                Awards
                               ----------------------------  -------------
                         FiscalSalary  Bonus      Other       Securities
  Name and Principal     Year   ($)    ($)(1)    Annual       Underlying
       Position                                Compensation    Options
                                                 ($)(2)         (#)(3)
------------------------ ----- ------  ------- ------------  -------------
N. Damodar Reddy         2001  300,000       -          -              -
President and Chief      2000  300,000 797,125(4)       -        200,000
  Executive Officer      1999  300,000       -          -              -

C.N. Reddy               2001  274,992       -          -
Executive Vice           2000  274,992 797,125(4)       -        150,000
President, Investments   1999  274,992       -          -              -

David Eichler (5)        2001  211,693  33,000          -              -
Vice President,          2000  200,000  28,469(4)       -              -
Finance and              1999   49,295       -          -        100,000
Administration and
Chief Financial Officer

Bradley A. Perkins (6)   2001  182,597  10,800          -              -
Vice President,          2000  175,000       -          -              -
General Counsel and      1999  37,159        -          -        100,000
Secretary

Ritu Shrivastava         2001  178,615  16,000          -              -
Vice President,          2000  170,640  28,469(4)       -              -
Technology Development   1999  169,328       -    127,081(7)     198,750

(1) Represents bonuses earned for services rendered during the fiscal year listed, even if paid after the end of the fiscal year.

(2) Perquisites are excluded as their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10% of the individual's salary plus bonus.

(3)  Excludes grants of options pursuant to the ESPP.

(4) Represents the fair market value of Broadcom Corporation stock at the time of distribution as a bonus.

(5)  Mr. Eichler joined the Company in January 1999 and resigned in May 2001.

(6)  Mr. Perkins joined the Company in December 1998.

(7) In May 1998 Mr. Shrivastava voluntarily renounced his prior stock option and the Company agreed to pay Mr. Shrivastava $127,081 as a settlement of its obligation to reimburse him.

                        Option Grants In Last Fiscal Year

There were no grants of options to purchase the Company's Common Stock made during the fiscal 2001 to the executive officers named in the Summary Compensation Table above.

                Aggregated Option Exercises In Last Fiscal Year
                        and Fiscal Year-End Option Values

The following table sets forth information concerning shares acquired on exercise of stock options during fiscal 2001 and the value of stock options held at the end of fiscal 2001 by each of the executive officers named in the Summary Compensation Table above.

                                                        Number of Securities         Value of Unexercised
                                                      Underlying  Unexercised        In-The-Money Options
                         Shares          Value       at Fiscal Year End (#)(2)   at Fiscal Year End ($)(2)(3)
                      Acquired on      Realized    ----------------------------  ----------------------------
Grantee               Exercise(#)       ($)(1)      Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------  -------------  -------------  -------------  -------------  -------------  -------------
N. Damodar Reddy             0                0          40,000        160,000         13,419         53,675
C.N. Reddy                   0                0          30,000        120,000          9,099         36,395
David Eichler                0                0          40,000         60,000        302,300        453,450
Bradley A. Perkins      20,000          230,783               0         60,000              0        427,200
Ritu Shrivastava        34,375          808,698         105,082         68,000        650,005        365,400

(1) "Value Realized" represents the fair market value of the shares underlying the option on the date of exercise based on the per share closing price of the Company's Common Stock as reported on the Nasdaq National Market, less the aggregate exercise price, and may not be realized upon the sale of the shares underlying the option, and does not necessarily indicate that the optionee sold such shares.

(2) Excludes options issued pursuant to the Company's 1996 Employee Stock Purchase Plan for the purchase period in effect at 2001 fiscal year-end, as amount of shares to be purchased and purchase price per share are not determinable prior to August 15, 2001.

(3) These values have not been and may never be realized. They are based on the difference between the respective exercise prices of outstanding stock options and the closing price of the Company's Common Stock on March 30, 2001 of $11.625 per share.

                              Certain Transactions

In May 1998, the Company loaned N. Damodar Reddy and C.N. Reddy the sums of approximately $895,078 and $720,429, respectively, to pay taxes associated with their respective exercises in May 1998 of options granted in 1993 pursuant to the 1992 Plan. Each of the borrowers executed a promissory note in favor of the Company with respect to their respective loan. Each such promissory note provided that on or before December 31, 1998, the borrower would repay the outstanding principal, together with interest at a rate of 5.50% per annum. In December 1998, the Board extended the term of each promissory note by one year, to December 31, 1999. In December 1999, the Board again extended the term of each promissory note by one year, to December 31, 2000. In December 2000, the Board again extended the term of each promissory note by one year, to December 31, 2001. Each such promissory note provides that if the borrower's full-time employment with the Company ceases, any unpaid principal plus accrued and unpaid interest shall become immediately due and payable. Moreover, each such promissory note is secured by certain shares of the Company's fully-paid and non-assessable Common Stock that borrower had owned for more than six months prior to the date of the promissory note. In the case of N. Damodar Reddy, the promissory note is secured by 186,000 shares of Common Stock, and in the case of C.N. Reddy, the promissory note is secured by 150,000 shares of Common Stock. No payments have become due or been made to date with respect to either such promissory note. The aggregate indebtedness at July 9, 2001 under such promissory notes is approximately $1,046,868 (in the case of N. Damodar Reddy) and $832,696 (in the case of C.N. Reddy), respectively.

The Company has made a $1 million investment in Legacy Systems, Inc., for which Mr. Kane was Chairman and Chief Executive Officer, before his resignation in December 2000. Because of the investment, Alliance is entitled to a seat on that company's board of directors, which is presently occupied by Mr. N. Damodar Reddy. Legacy Systems produces wet-processing semiconductor manufacturing equipment and is not a competitor, supplier or customer of Alliance.

In August 2000, the Company loaned Bradley A. Perkins the sum of $250,000 to make an investment in Solar Venture Partners, L.P., a Delaware limited partnership ("Solar"). Mr. Perkins executed a promissory note in favor of the Company with respect to the loan. The promissory note provided that on or before March 31, 2001, Mr. Perkins was to repay the outstanding principal, together with interest at a rate of 7.00% per annum. Mr. Perkins repaid the outstanding principal and interest in February 2001.

In October 1999, the Company formed Alliance Venture Management, LLC, a California limited liability company ("Alliance Venture Management"), to manage and act as the general partner in the investment funds the Company intended to form. Alliance Venture Management does not directly invest in the investment funds with the Company, but it is entitled to a management fee out of the net profits of the investment funds. This management company structure was created to provide incentives to the individuals who participate in the management of the investment funds by allowing them limited participation in the profits of the various investment funds through the management fees paid by the investment funds.

In November 1999, the Company formed Alliance Ventures I, L.P. ("Alliance Ventures I") and Alliance Ventures II, L.P. ("Alliance Ventures II"), both California limited partnerships. The Company, as the sole limited partner, owns 100% of the units of each partnership. Alliance Venture Management acts as the general partner of these partnerships and receives a management fee of 15% of the profits from these partnerships for its managerial efforts. At Alliance Venture Management's inception, Series A Units and Series B Units in Alliance Venture Management were created. The holders of Series A Units and Series B Units are entitled to the management fees received by Alliance Venture Management from Alliance Ventures I and Alliance Ventures II, respectively. In February 2000, upon the creation of Alliance Ventures III, L.P. ("Alliance Ventures III"), a California limited partnership, the management agreement for Alliance Venture Management was amended to create Series C Units, whose holders are entitled to the management fee received by Alliance Venture Management from Alliance Ventures III, which is 16% of the profits from Alliance Ventures III. In January 2001, the Company formed Alliance Ventures IV, L.P. ("Alliance
Ventures IV") and Alliance Ventures V, L.P. ("Alliance Ventures V"), both California limited partnerships, and amended the management agreement for Alliance Venture Management to create Series D Units and Series E Units, whose holders are entitled to the management fee received by Alliance Venture Management from Alliance Ventures IV and Alliance Ventures V, which is 15% of the profits from each of Alliance Ventures IV and Alliance Ventures V.

Each of the holders of the Series A Units, Series B Units, Series C Units, Series D Units and Series E Units paid the initial carrying value for such units. While the Company owns 100% of the Common Units in Alliance Venture Management, it does not hold any Series A Units, Series B Units, Series C Units, Series D Units or Series E Units and does not participate in the management fees generated by the management of the investment funds. As of July 27, 2001, the Company's senior management hold the majority of the units of Alliance Venture
Management:


                                                                     Initial
                                       Units     Type of Units    Carrying Value
                                      ---------  ---------------  --------------
Alliance Semiconductor Corporation     10,000     Common Units      $2,500.00


N. Damodar Reddy                       10,000    Series A Units     $2,500.00
                                       10,000    Series B Units     $2,500.00
                                        8,000    Series C Units     $2,000.00
                                       10,000    Series D Units     $2,500.00
                                       10,000    Series E Units     $2,500.00

C.N. Reddy                             10,000    Series A Units     $2,500.00
                                       10,000    Series B Units     $2,500.00
                                        8,000    Series C Units     $2,000.00
                                       10,000    Series D Units     $2,500.00
                                       10,000    Series E Units     $2,500.00

Bradley A. Perkins                        632    Series A Units       $158.00
                                        1,000    Series B Units       $250.00
                                          933    Series C Units       $233.25
                                        1,000    Series D Units       $250.00
                                        1,000    Series E Units       $250.00

Non-executive employee                 10,000    Series A Units     $2,500.00
                                       10,000    Series B Units     $2,500.00
                                        9,333    Series C Units     $2,333.25
                                       10,000    Series D Units     $2,500.00
                                       10,000    Series E Units     $2,500.00


In fiscal 2001, N. Damodar Reddy, C.N. Reddy, Bradley A. Perkins and David Eichler received distributions from Alliance Venture Management. Upon Mr. Eichler's resignation from the Company in May 2000, Alliance Venture Management exercised its right to repurchase Mr. Eichler's units in Alliance Venture Management.

Alliance Venture Management made a distribution for the Orologic / Vitesse merger on May 18, 2000, with the market value of $50.25 per share on the date of the distribution:

                        Shares    Market Value
                       --------  ---------------
N. Damodar Reddy        39,977    $2,008,844.25
C.N. Reddy              39,977    $2,008,844.25
Bradley A. Perkins       2,533      $127,283.25
David Eichler            1,690       $84,922.50
Non-executive employee  39,977    $2,008,844.25



Alliance Venture Management made a distribution for the Malleable / PMC Sierra merger on September 13, 2000, with the market value of $206.00 per share on the date of the distribution:

                        Shares    Market Value
                       --------  ---------------
N. Damodar Reddy         3,406     $701,636.00
C.N. Reddy               3,406     $701,636.00
Bradley A. Perkins         216      $44,496.00
David Eichler              145      $29,870.00
Non-executive employee   3,406     $701,636.00


N. Damodar Reddy and C.N. Reddy have formed private venture funds, Galaxy Venture Partners, L.L.C., and Galaxy Venture Partners II, L.L.C., which invest in some of the same investments as Alliance Venture Management's investment funds.

In August 2000, the Company agreed to invest $20 million in Solar, a venture capital partnership whose focus is in investing in early stage companies in the areas of networking, telecommunications, wireless, software infrastructure enabling efficiencies of the Web and e-commerce, semiconductors for emerging markets and design automation. The Company has invested $12.5 million, $9.5 million in the form of three promissory notes, which on March 31, 2001 were converted into a limited partnership interest in Solar. Due to changes in the venture capital market, Alliance has decided to limit its investment in Solar to the $12.5 million already invested. N. Damodar Reddy, C.N. Reddy and Bradley A. Perkins have invested in Solar. Solar has made investments in some of the same companies as Alliance Venture Management's investment funds.

                        Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled "Report on Executive Compensation" shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

Report of Compensation Committee and Stock Benefit Committee

The Compensation Committee of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonuses for executive officers. The Stock Benefit Committee of the Board of Directors administers the 1992 Plan and the Company's 1996 Employee Stock Purchase Plan under which grants may be made to executive officers and others. The following is a summary of policies of the Compensation Committee and Stock Benefit Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

General Compensation Policy

The Compensation Committee and Stock Benefit Committee's overall policies with respect to executive officers is to offer competitive compensation opportunities for such persons based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer's compensation package is comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders, and (iii) for executive officers in the sales and marketing functions, and for other executive officers in certain other circumstances, annual or quarterly cash bonuses related to the performance of the Company for such executive officer's functional area. In addition, from time to time the Company has forgiven certain debt obligations of executive officers to the Company.

Factors

Several important factors considered in establishing the components of each executive officer's compensation package for the 2001 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee and Stock Benefit Committee may in their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

Base Salary. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions in similarly situated companies within the semiconductor industry, and internal comparability considerations. The Compensation Committee believes that the Company's most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the section "Comparison of Stockholder Return," below.

Stock-Based Incentive Compensation. The Stock Benefit Committee approves periodic grants of stock options to each of the Company's executive officers and others under the Company's 1992 Plan and administers the Company's 1996 Employee Stock Purchase Plan. The grants under these plans are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, vesting schedules of options granted pursuant to the 1992 Plan (historically four or five years from the date of grant) encourage a long-term commitment to the Company by its executive officers and other optionees. Each grant pursuant to the 1992 Plan generally allows the optionee to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (historically, up to one year after full vesting), thus providing a return to the optionee only if the market price of the shares appreciates over the option term. The size of the option grant pursuant to the 1992 Plan to each optionee is set at a level that the Stock Benefit Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Stock Benefit Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer. The 1996 Employee Stock Purchase Plan affords Company employees (other than owners of 5% or more of the Company's securities) the opportunity to purchase Company Common Stock twice a year at a discount to the market value on the date of purchase, by utilizing funds that have been withheld from the employee's payroll during the preceding six-month period (employees may elect to have up to 10% of their payroll withheld for such purpose).

Annual or Quarterly Cash Bonuses. Other than with respect to executive officers engaged in the sales and marketing functions, the Company historically has not had a formal cash bonus program for executive officers, although cash bonuses have been paid from time to time in the past to selected executive officers in recognition of superior individual performance. For fiscal 2001, certain officers received bonuses based upon the Company's achievement of certain revenues.

Chief Executive Officer Compensation

In setting the compensation payable during fiscal 2001 to the Company's Chief Executive Officer, N. Damodar Reddy, the Compensation Committee used the same factors described above for the executive officers.

Effect of Section 162(m) of the Code

Section 162(m) of the Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests.

Submitted by the Compensation Committee and the Stock Benefit Committee of the Company's Board of Directors:

          Compensation Committee         Stock Benefit Committee
          ----------------------         -----------------------
        N. Damodar Reddy, Chairman       Jon B. Minnis, Chairman
           Jon B. Minnis, Member         Sanford L. Kane, Member
          Sanford L. Kane, Member

Employment Contracts and Termination of Employment Arrangements

The Company presently has no employment contracts, plans or arrangements in effect for executive officers in connection with their resignation, retirement or termination of employment or following a change in control or ownership of the Company.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Sanford L. Kane, Jon B. Minnis and
N. Damodar Reddy. The members of the Stock Benefit Committee are Messrs. Kane and Minnis. Neither Mr. Kane nor Mr. Minnis was at any time during fiscal 2001 or any other time an officer or employee of the Company. Mr. Reddy has been President and Chief Executive Officer of the Company, and Chairman of the Company's Board of Directors, since the Company's founding in 1985.

                             Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled "Audit Committee Report" shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the Company, oversee the independence of the Company's independent auditor, and recommend to the Board of Directors the selection of the independent auditor responsible for making recommendations to the Board of Directors regarding the selection of independent accountants. Each of the members of the Audit Committee meets the independence requirements of the Nasdaq. A copy of the Audit Committee charter is included in this Proxy Statement.

Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

     - Reviewed and discussed the audited financial statements with the Company's management.

     - Discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

     - Reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the accountants their independence, and concluded that the nonaudit service performed by PricewaterhouseCoopers LLP are compatible with maintaining their independence.

     - Based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed with the Securities and Exchange Commission.

     - Instructed the independent auditor that the Audit Committee expects to be advised if there are any subjects that require special attention.

Submitted by the Audit Committee of the Company's Board of Directors:
                                               Sanford L. Kane, Chairman
                                               Jon B. Minnis, Member
                                               Juan A. Benitez, Member

               Relationship with Independent Accountants

PricewaterhouseCoopers LLP has been the independent accounting firm that audits the financial statements of the Company since its inception in 1985. In accordance with standing policy, PricewaterhouseCoopers LLP periodically changes the personnel who work on the audit. In addition to performing the audit of the Company's consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during fiscal 2001. The aggregate fees billed for fiscal 2001 for each of the following categories of services are set forth below:

                                                                    Fees billed
                                                                   -------------
Audit and review of the Company's annual financial statements         $213,000
 and reviews of the financial statements included in the
 Company's Form 10Q for fiscal 2001

All other services                                                    $226,000


PricewaterhouseCoopers LLP did not provide any services related to financial information systems design and implementation during fiscal 2001. "All other services" includes (i) tax planning and review of tax returns of the Company, and (ii) evaluating the effects of various accounting issues and changes in professional standards.

The Audit Committee reviews summaries of the services provided by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                        Comparison of Stockholder Return

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled "Comparison of Stockholder Return" shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

The graph below compares the cumulative stockholder return on the Company's Common Stock from the March 31, 1996 to March 31, 2001 with the cumulative return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Component Stock Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on March 31, 1996 and reinvestment of all dividends).

                      [GRAPHIC OMITTED - Comparison Graph]

            Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock ("10% Stockholders"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership on a Form 3 and reports of changes in ownership of Common Stock and other equity securities of the Company on a Form 4 or Form 5. Officers, directors and 10% Stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2001 all Section 16(a) filing requirements applicable to its officers, directors, and 10% Stockholders were complied with.


                              Stockholder Proposals

Stockholder proposals that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than March 25, 2002.


                                 Other Business

The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of such meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that Proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such Proxies.


                                    By Order of the Board of Directors,

                                    /s/ Bradley A. Perkins
                                    --------------------------------------------
                                    Bradley A. Perkins
                                    Vice President, General Counsel and
                                    Secretary



-------------------------------------------------------------------------------
Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail the enclosed proxy in the return envelope provided so that your shares will be represented at the meeting.
-------------------------------------------------------------------------------

                             Audit Committee Charter



Composition
--------------------------------------------------------------------------------

The audit committee shall be composed of three or more directors, as determined by the board of directors, each of whom shall meet the independence and financial literacy requirements of NASDAQ, and at least one of whom shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Unless a chair is designated by the board of directors, the committee members may appoint their own chair by majority vote.


Responsibilities
--------------------------------------------------------------------------------

1. Recommend to the board of directors the selection of the independent auditor, evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the board of directors replacement of the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the board of directors and the audit committee, as representatives of the stockholders.

2. Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the board of directors take appropriate action to address issues raised by such evaluation.

3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4. Instruct management, the independent auditor and the internal auditor that the committee expects to be informed if there are any subjects that require special attention or if they perceive any significant weaknesses in the company's information and reporting systems.

5. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

6. Review the management letter delivered by the independent auditor in connection with the audit.

7. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to the chairman of the audit committee.

8. Meet at least once each year in separate executive sessions with management, the internal auditor and the independent auditor to discuss matters that any of them or the committee believes could significantly affect the financial statements and should be discussed privately.

9. Have such meetings with management, the independent auditor and the internal auditor as the committee deems appropriate to discuss significant financial risk exposures facing the company and management's plans for monitoring and controlling such exposures.

10. Review significant changes to the company's accounting principles and practices proposed by the independent auditor, the internal auditor or management.

11.  Review the scope and results of internal audits.

12. Evaluate the performance of the internal auditor and, if so determined by the audit committee, recommend replacement of the internal auditor.

13. Conduct or authorize such inquiries into matters within the committee's scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

14. Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee's work.

15. At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

17. In the performance of its responsibilities, the audit committee is the representative of the shareholders. However, it is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles.


Adoption and Revisions
--------------------------------------------------------------------------------

The Audit Committee Charter was adopted by the board of directors on June 12, 2000.

                  ALLIANCE SEMICONDUCTOR CORPORATION PROXY FOR
               2001 ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 7, 2001

THIS PROXY IS SOLICITED ON BEHALF OF
ALLIANCE SEMICONDUCTOR CORPORATION'S BOARD OF DIRECTORS

The undersigned hereby appoints N. Damodar Reddy and Bradley A. Perkins, or either of them, proxies and attorneys-in-fact, each with full power of substitution and revocation thereof, on behalf of and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the "Company") to be held at the Company's headquarters, 2575 Augustine Drive, Santa Clara, California 95054 on Friday, September 7, 2001 at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting as directed on the reverse side of this proxy, and, in their discretion, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION AND FOR PROPOSAL 2 and 3. In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. The Board of Directors recommends a vote for election of each of the four nominees and for Proposals 2 and 3. The undersigned hereby acknowledges receipt of: (a) the Notice of 2001 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended March 31, 2001.

(Continued On The Other Side)

[ X ] Please mark your votes as in this example

                                  Withhold for All       For All Nominees Below
                                (except as indicated)     (except as indicated)

1. Election of Directors                [ ]                         [ ]
   JUAN A. BENITEZ, SANFORD L. KANE,
   JON B. MINNIS, C. N. REDDY AND
   N. DAMODAR REDDY.
   (If you wish to withhold authority to vote for any individual nominee, strike through the nominee's name above.)
   (The Board recommends a vote "FOR" all nominees)

                                             For        Against       Abstain

2. Approve the Company's 2002 Stock Plan.    [ ]          [ ]           [ ]
   (The Board recommends a vote "FOR").

3. Ratification of Appointment of Price-
   waterhouseCoopers LLP As The Company's    [ ]          [ ]           [ ]
   Independent Accountants.
   (The Board recommends a vote "FOR").

I Plan To Attend The Meeting [ ]

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in full corporate name by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy.

Whether Or Note You Plan To Attend The Meeting In Person, You Are Urged To Sign And Promptly Mail This Proxy In The Return Envelope Provided So That Your Shares May Be Represented At The Meeting.

Signature(s) ___________________________________ Dated: __________________, 2001

Please Vote, Date And Promptly Return This Proxy In The Enclosed Return Envelope Which Is Postage Prepaid If Mailed In The United States.